EXHIBIT 4.6

Form of Settlement Contract

CONFIRMATION

From:	MacroShares Medical Inflation Up Trust Series 2008-1
To:	MacroShares Medical Inflation Down Trust Series 2008-1
Date:	[ ], 2008
Re:	Settlement Contracts

Ladies and Gentlemen:

This communication (this "Master Confirmation") is intended to supplement the terms and conditions of the futures transactions entered into between us from time to time as set forth below (each a "Settlement Contract"). Each Settlement Contract shall be a "Transaction" under the Agreement described below.

1.  The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. Any capitalized terms used but not defined herein, in any Supplemental Confirmation (as described below) or in the Definitions shall have the meanings set forth in the Amended and Restated MacroShares Medical Inflation Up Trust Series 2008-1 Trust Agreement (the "Up Trust Agreement") or the MacroShares Medical Inflation Down Trust Series 2008-1 Trust Agreement (the "Down Trust Agreement"), each dated as of [], 2008, among Macro Inflation Depositor, LLC, as Depositor, State Street Bank and Trust Company, as Trustee, MacroMarkets LLC, as Administrative Agent, Natixis Securities North America Inc., as a Marketing Agent and MACRO Financial, LLC, as a Marketing Agent.

This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The terms of any particular Transaction shall be set forth in a Supplemental Confirmation in the form of Schedule A hereto and which references this Master Confirmation, in which event the terms and provisions of this Master Confirmation shall be deemed to be incorporated into and made a part of each such Supplemental Confirmation. This Master Confirmation and each Supplemental Confirmation together shall constitute a separate "Confirmation" as referred to in the Agreement. Any such Confirmation shall supplement, form a part of, and be subject to, the ISDA Master Agreement (Multicurrency-Cross Border) dated as of [ ], 2008, as amended and supplemented from time to time (the "Agreement"), between the MacroShares Medical Inflation Up Trust Series 2008-1 (the "Up Trust") and the MacroShares Medical Inflation Down Trust Series 2008-1 (the "Down Trust"). All provisions contained in the Agreement shall govern this Master Confirmation and the related Supplemental Confirmation relating to a Settlement Contract except as expressly modified below or in the related Supplemental Confirmation. With respect to any relevant Settlement Contract, the Agreement, this Master Confirmation and the related Supplemental Confirmation shall represent the entire agreement and understanding of the parties with respect to the subject matter and terms of such Settlement Contract and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

If, in relation to any Settlement Contract to which this Master Confirmation and a related Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation and the Definitions that are incorporated into this Master Confirmation, the following will prevail for purposes of such Settlement Contract in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Definitions and (iv) the Agreement.

2.  General Terms:

Trade Date:	For each Settlement Contract, as set forth in the related Supplemental Confirmation.

Settlement Payment Date:
For each Settlement Contract, (i) the Distribution Payment Date that follows the Final Scheduled Termination Date, (ii) the Distribution Payment Date that follows an Early Termination Date and (iii) a Redemption Date. A Settlement Payment Date shall occur upon the redemption of Up MacroShares and Down MacroShares for the same number of individual Settlement Contracts as (i) in the case of an Early Termination Date or the Final Scheduled Termination Date, the number of all outstanding MacroShares Units representing all Up MacroShares and Down MacroShares that are outstanding and (ii) in the case of a Paired Optional Redemption, the number of MacroShares Units representing the Net Par Amount Decrease in the Aggregate Par Amount that is being redeemed. For the avoidance of doubt, each Settlement Contract shall have only one Settlement Payment Date, and following such Settlement Payment Date neither party shall have any obligations other than with respect to the Up Settlement Payment or Down Settlement Payment owed by it.

Settlement Payment Payer:
If the Medical Inflation Ratio on the calendar day preceding (i) the Final Scheduled Termination Date, (ii) the Early Termination Date and (ii) on the Redemption Order Date related to a Redemption Date for a Paired Optional Redemption (the dates specified in (i), (ii) and (iii) above, each a "Relevant Measurement Date" for the Settlement Contract) is above the Compounded Hurdle Rate, the Down Trust will pay the Down Settlement Payment to the Up Trust on the relevant Settlement Payment Date. If the Medical Inflation Ratio as of the Relevant Measurement Date (as described in the preceding sentence) is below the Compounded Hurdle Rate, the Up Trust will pay the Up Settlement Payment to the Down Trust on the relevant Settlement Payment Date.

If the Settlement Payment Date for any Settlement Contract is not a Distribution Date, the Down Trust or the Up Trust, as applicable, may deliver Treasuries or a combination of cash and Treasuries, in each case with a Value equal to the Down Settlement Payment or Up Settlement Payment, as applicable, owed on such date.

Up-MACRO
Settlement Payment:
With respect to any Settlement Payment Date, for each Settlement Contract settled on that date, an amount equal to: (a) if the Up Underlying Value on the Relevant Measurement Date is greater than or equal to the Up Asset Amount on such date, zero; and (b) if the Up Underlying Value on the Relevant Measurement Date is less than the Up Asset Amount on such date, an amount equal to (i) the excess of such Up Asset Amount over such Up Underlying Value divided by (ii) the number of outstanding Settlement Contracts immediately prior to such Settlement Payment Date.

Down-MACRO
Settlement Payment:
With respect to any Settlement Payment Date, for each Settlement Contract settled on that date, an amount equal to: (a) if the Down Underlying Value on the Relevant Measurement Date is greater than or equal to the Down Asset Amount on such date, zero; and (b) if the Down Underlying Value on the Relevant Measurement Date is less than the Down Asset Amount on such date, an amount equal to (i) the excess of such Down Asset Amount over such Down Underlying Value divided by (ii) the number of outstanding Settlement Contracts immediately prior to such Settlement Payment Date.

Compounded Hurdle Rate:	The Compounded Hurdle Rate will be as specified in the Up Trust Agreement and the Down Trust Agreement.

Medical Inflation Ratio:
With respect to any calendar day, the ratio between the Applicable Reference Value of Medical Inflation on such calendar day and the Applicable Reference Value of Medical Inflation on the Closing Date.

Applicable Reference	Has the meaning set forth in the Up Trust Agreement and the Down Trust Agreement.
Value of Medical Inflation:

Calculation Agent:	The Trustee

3.   Tax Treatment.

The parties hereto intend to treat each Confirmation, as governed by this Master Confirmation and the Agreement, as a separate forward contract for U.S. federal, state, and local income tax purposes.

4.   Account Details:

Account(s) for payments to Up Trust:

Account(s) for payments to Down Trust:

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

MACROSHARES MEDICAL INFLATION UP TRUST SERIES 2008-1

By: State Street Bank and Trust Company,
not in its individual capacity but
solely as Up Trustee

By:  /S/
Name:
Title:

Confirmed as of the
date first above written:

MACROSHARES MEDICAL INFLATION DOWN TRUST SERIES 2008-1

By: State Street Bank and Trust Company,
not in its individual capacity but
solely as Down Trustee

By:  /S/
Name:
Title:

From:	MacroShares Medical Inflation Up Trust Series 2008-1

To:	MacroShares Medical Inflation Down Trust Series 2008-1

Date:	[ ]

Re:	Settlement Contracts

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Settlement Contracts entered into between us on the Trade Date set forth below. This Supplemental Confirmation is a binding contract between us as of the relevant Trade Date for the Settlement Contracts referenced below.

The definitions and provisions contained in the Master Confirmation specified below are incorporated into this Supplemental Confirmation. In the event of any inconsistency between those definitions and provisions and this Supplemental Confirmation, this Supplemental Confirmation will govern.

This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of [ ], 2008 (the "Master Confirmation") between us, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below, including, without limitation, all representations and covenants, which are deemed to be repeated by each party hereto on the date hereof.

General Terms:

Trade Date:	_________ __, 20__

Number of corresponding
MacroShares Units:	__________

Number of
Settlement Contracts:	__________

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

MACROSHARES MEDICAL INFLATION UP TRUST SERIES 2008-1

By: State Street Bank and Trust Company,
not in its individual capacity but
solely as Up Trustee

By: ____________________________
Name:
Title:

Confirmed as of the
date first above written:

MACROSHARES MEDICAL INFLATION DOWN TRUST SERIES 2008-1

By: State Street Bank and Trust Company,
not in its individual capacity but
solely as Down Trustee

By: ____________________________
Name:
Title: